China Information Technology Inc. Announces Approval of
Amendments to a $5 Million Loan from the Chairman to the Company
Loan will be converted into shares at a conversion price of $2.70 per share

SHENZHEN, China, August 16, 2011 -- China Information Technology, Inc. (Nasdaq: CNIT) (the “Company”), a leading provider of information technologies and display technologies based in China, today announced that its Chairman and CEO, Mr. Jiang Huai Lin, has agreed to revise the terms of his earlier $5 million loan to the Company, allowing the loan’s repayment to be converted into the Company’s shares. The Company’s Board of Directors approved the loan amendment on August 16, 2011 and the amendment was signed on August 16, 2011.

Effective August 16, 2011, the loan will be converted into 1,851,852 shares of the Company’s common stock, at a conversion price of $2.70 per share, a premium of slightly over 100% of the average closing price of the Company’s common stock over the prior four trading days. The loan was originally made to the Company in March 2010 as part of a note in the amount of $6 million and was not convertible into the Company’s common stock. The Company repaid $1 million under the note in April 2010, resulting in a $5 million balance under the note.

Mr. Lin provided the following remarks: “Given my confidence in the long-term growth outlook for the Company, the Company and I have approved the amendment to the loan’s repayment terms. The amendment allows for greater flexibility with our Company’s current cash balance, while the premium price on the newly converted shares serves to protect our shareholders from dilution. Looking ahead, we will continue to prudently manage our cash in the best interest of our shareholders, while remaining focused on executing our core business strategies.”

About China Information Technology, Inc.

China Information Technology, Inc., through its subsidiaries and other consolidated entities, specializes in information technologies and display technologies. Headquartered in Shenzhen, China, the Company’s integrated solutions include specialized software, hardware, systems integration, and related services. To learn more about the Company, please visit its corporate website at http://www.chinacnit.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including the general ability of the Company to achieve its commercial objectives, including the Company’s plan to sustain growth while creating shareholder value; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

China Information Technology, Inc.
Margie Ma
Tel: +86-755-8370-4734
Email: IR@chinacnit.com

Christensen
Teal Willingham
Tel: +86 10 5826 4939
Email: twillingham@christensenir.com